Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Nos. 333-158937

and 333-158937-01

$750mm GE Dealer Floorplan Master Note Trust (GEDFT) 2012-1

*PRICED*

BOOKRUNNERS: CS (str), Citi

SEC Registered

CO-MANAGERS: JPM, RBC, SG, Mischler

CLS	$AMT-mm	WAL	M/F	E.FINAL	L.FINAL	BNCH+ SPRD	$ PRICE
A	750.000	2.99	Aaa/AAA	02/20/15	02/21/17	1mL+ 57	100-00
B	15.789+	2.99	Aa2/A	02/20/15	02/21/17	*** Not Offered ***
C	23.684	2.99	A2/BBB	02/20/15	02/21/17	*** Not Offered ***

* Expected Settle	: 02/22/12
* ERISA Eligible	: Yes
* First Payment Date	: 03/20/12
* Format	: SEC Registered
* Expected Ratings	: Moodys/Fitch
* Min Denominations	: $100k by $1k
* B&D	: CS
* Timing	: Priced
* NetRoadshow Details	: www.netroadshow.com
Entry Code	: GEDFT2012
* Class A CUSIP	: 36159LBS4

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THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.